Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-262140, 333-269137 and 333-277825 on Form S-8 and Registration Statement No. 333-275278, 333-277340, 333-277384 and 333-282107 on Form S-3 of our report dated February 18, 2025, relating to the consolidated financial statements of TPG Inc. and subsidiaries (“TPG”) and the effectiveness of TPG's internal control over financial reporting appearing in this Annual Report on Form 10-K for the year ended December 31, 2024.

/s/ Deloitte & Touche LLP

Fort Worth, Texas
February 18, 2025